                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material pursuant to (S)(S) 240.14a-11(c) or (S)(S) 240.14a-12

                          Wabash National Corporation
                       ---------------------------------
               (Name of Registrant as Specified In Its Charter)

                  ------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

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Notes:
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

                           WABASH NATIONAL CORPORATION
                           1000 Sagamore Parkway South
                            Lafayette, Indiana 47905

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 1997 Annual Meeting of Stockholders of Wabash National Corporation will be held at the University Inn, West Lafayette, Indiana on Thursday, May 8, 1997, at 3:00 p.m. for the following purposes:

                     1.   To elect six members of the Board of Directors.

                     2.   To amend the 1992 Stock Option Plan.

                     3. To consider and act upon such other business as may properly come before the meeting.

        Whether or not you expect to attend the meeting, you are requested to sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                      By Order of the Board of Directors

                                      /s/ John R. Gambs

                                      JOHN R. GAMBS
                                      Secretary

Lafayette, Indiana
March 26, 1997

                                 PROXY STATEMENT

                   Annual Meeting of Stockholders--May 8, 1997

        This Proxy Statement is furnished on or about April 3, 1997 to stockholders of Wabash National Corporation (the "Corporation"), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders to be held at the University Inn, West Lafayette, Indiana on Thursday, May 8, 1997. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

        The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

        At the close of business on February 28, 1997, there were 18,910,923 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on March 20,1997 will be entitled to vote at the meeting, and each share will have one vote.

                              Election of Directors

        Six directors are to be elected. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named below. All such nominees are currently directors of the Corporation. Each of the nominees has consented to be named herein and to serve on the Board if elected.

        The name, age, business experience, current committee memberships and directorships of each nominee for director are as follows:

Richard E. Dessimoz..................Age 49
                                     Vice President and Chief Executive
                                     Officer of Wabash National Finance
                                     Corporation since its inception in
                                     December 1991. Prior to his employment by
                                     the Company, he was employed since 1989
                                     by Premier Equipment Leasing Company (an
                                     equipment leasing company) as Chief
                                     Executive Officer and co-owner, and he
                                     was employed from 1985 to 1989 by Evans
                                     Transportation Company (a major lessor of
                                     railcars and truck trailers) as Chief
                                     Operating Officer.

Donald J. Ehrlich....................Member--Executive Committee
                                     Age 59
                                     President and Chief Executive Officer of
                                     the Corporation since its founding and
                                     Chairman of the Board since May, 1995.
                                     Mr. Ehrlich is also a director of Danaher
                                     Corporation, a diversified manufacturer
                                     and Indiana Secondary Market Corporation.

John T. Hackett......................Member--Audit, Executive and Compensation Committees
                                     Age 64
                                     Managing General Partner of CID Equity
                                     Partners, L.P., a private investment
                                     partnership; Mr. Hackett was Vice
                                     President--Finance and Administration of
                                     Indiana University from 1988 to 1991 and
                                     Executive Vice President, Chief Financial
                                     Officer and director of Cummins Engine
                                     Company from 1964 to 1988. Mr. Hackett is
                                     also a director of Irwin Financial
                                     Corporation, Meridian Mutual Insurance
                                     Corporation and Ball Corporation and is
                                     Chairman of the Board of Indiana
                                     Secondary Market Corporation.

E. Hunter Harrison...................Member--Audit Committee
                                     Age 52
                                     President and Chief Executive Officer of
                                     Illinois Central Railroad in Chicago,
                                     Illinois. He previously served as Vice
                                     President of Burlington Northern Railroad
                                     in Overland Park, Kansas. Mr. Harrison also
                                     serves on the Board Of Directors of Belt
                                     Railway Co. in Chicago, Illinois; Terminal
                                     Railway in St. Louis, Missouri; TTX Co. in
                                     Chicago, Illinois; and the Association of
                                     American Railroads.

Mark R. Holden.......................Member--Executive Committee
                                     Age 37
                                     Vice President and Chief Financial
                                     Officer of the Corporation since March,
                                     1995. He previously served as Vice
                                     President and Controller of the
                                     Corporation. Prior to his employment by
                                     the Corporation in December 1992, Mr.
                                     Holden was employed by Arthur Andersen
                                     LLP since 1981.

Ludvik F. Koci.......................Member--Audit Committee and Compensation Committees
                                     Age 60
                                     President and Chief Operating Officer of
                                     Detroit Diesel Corporation in Detroit,
                                     Michigan since 1989. He previously served
                                     as Executive Vice President of Detroit
                                     Diesel since its organization. Mr. Koci
                                     also serves on the Executive Committee of
                                     the GMI President's Council, Board of
                                     Directors of Detroit Diesel Corporation
                                     and the Trucking Research Institute.

        Donald J. Ehrlich is the brother of Charles R. Ehrlich and Rodney P. Ehrlich, executive officers of the Company.

Board Committees

        The Board of Directors has established a Compensation Committee, an Executive Committee and an Audit Committee.

        The Compensation Committee is responsible for determining the Corporation's Compensation policies for executive officers and for administering the Corporation's 1992 Stock Option Plan pursuant to the provisions of the Plan. This Committee met once during 1996.

        The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and the by-laws of the Corporation, in the interval between meetings of the Board when an emergency issue or scheduling makes it difficult to convene all directors. This Committee did not meet during 1996.

        The Audit Committee is responsible for recommending the selection of independent accountants, reviewing the independent accountants' assessments of the adequacy of the Corporation's internal control system and reviewing the scope and results of the external audit process. This Committee met twice during 1996.

Attendance at Meetings

        During 1996, the Board of Directors of the Corporation held four meetings. All directors of the Corporation attended 75% or more of all Board meetings and meetings of committees during the time they were directors of the Corporation.

Directors' Fees

        Directors who are not officers or otherwise affiliated with the Corporation receive $1,500 per calendar quarter and $500 for each meeting of the Board attended. All directors are reimbursed for their expenses for any meeting attended. During 1996, directors who were not officers of the Corporation each received 1,500 stock options. Options granted had an exercise price of $19.00 per share, which was the fair market value at the time of grant. Options granted to Directors vest on the date of grant and are exercisable beginning six months thereafter.

Reports of Beneficial Ownership

        The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation during the year ended December 31, 1996 all of such required filings were made except that Ludvik F. Koci did not file on a timely basis a Form 4 to report one transaction.

                      Beneficial Ownership of Common Stock

        The following table sets forth certain information as of February 28, 1997 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Officer (as defined below), and all directors and executive officers as a group:

                                                                     Shares of
                                                                    Common Stock
            Name and Address                                        Beneficially           Percent
            of Beneficial Owner                                       Owned (1)            of Class
            -------------------                                     ------------           --------
The Crabbe Huson Group, Inc ................................          1,780,100              9.4%
The Crabbe Huson Special Fund, Inc. ........................
The Crabbe Huson Small Cap Fund
121 SW Morrison
Suite 1400
Portland, OR 97204

State of Wisconsin Investment Board ........................          1,514,700              8.1%
P.O. Box 7842
Madison, WI 53707

Paine Webber Group, Inc. ...................................          1,350,940              7.2%
1285 Avenue of the Americas
New York, NY 10019

Donald J. Ehrlich ..........................................            428,662(2)           2.3%

Lawrence J. Gross ..........................................             22,500(3)           *

Richard E. Dessimoz ........................................             24,100(3)           *

Charles R. Ehrlich .........................................             31,970(4)           *

Rodney P. Ehrlich ..........................................             32,600(4)           *

Mark R. Holden .............................................             13,000(4)           *

John T. Hackett ............................................             10,300(5)           *

E. Hunter Harrison .........................................              9,000(5)           *

Ludvik F. Koci .............................................             10,000(5)           *

All Executive Officers and Directors as a group (14 persons)            617,332              3.3%

  *       Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of February 28, 1997 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes currently exercisable options to purchase 95,000 shares.
(3) Includes currently exercisable options to purchase 18,100 shares.
(4) Includes currently exercisable options to purchase 13,000 shares.
(5) Includes currently exercisable options to purchase 9,000 shares.

                                  Compensation

Executive Compensation

        The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1996, 1995 and 1994 of the Chief Executive Officer and the other five most highly compensated executive officers of the Corporation as of December 31, 1996 (the "Named Officers").

                                                    Summary Compensation Table

                                                                                          Long Term               All Other
                                                          Annual Compensation            Compensation         Compensation(1)
                                                          -------------------            ------------         ---------------
                                                                                             Awards
                                                                                         ------------
        Name and Principal                                                            Securities  Underlying
            Position                                Year         Salary       Bonus(2)      Options (#)     401(K)    Insurance
        ------------------                          ----         ------       --------      ----------      -----     ---------
Donald J. Ehrlich.................................    1996     $  350,000     $          0      3,200       $   2,850   $   1,350
President and Chief Executive Officer                 1995     $  350,000     $    174,195     50,000       $   2,864   $   1,350
                                                      1994     $  258,333     $    238,157    100,000       $   3,510   $   1,350

Lawrence J. Gross.................................    1996     $  164,000     $          0      3,200       $   2,446   $     306
Vice President-Marketing                              1995     $  141,167     $     50,185      8,000       $   2,626   $     306
                                                      1994     $  129,167     $     85,056          0       $   3,304   $     306

Richard E. Dessimoz...............................    1996     $  164,000     $          0      3,200       $   2,442   $     522
Vice President and Chief Executive Officer-           1995     $  141,167     $     50,185      8,000       $   2,734   $     522
Wabash National Finance Corporation                   1994     $  117,250     $     77,209          0       $   2,467   $     522

Mark R. Holden....................................    1996     $  157,812     $          0      3,200       $   2,331   $     198
Vice President-Chief Financial Officer                1995     $  126,042     $     44,808      8,000       $   1,891   $     198
                                                      1994     $  109,833     $     65,080          0       $   1,573   $     198

Charles R. Ehrlich................................    1996     $  151,563     $          0      3,200       $   2,248   $     864
Vice President-Manufacturing                          1995     $  126,042     $     44,808      8,000       $   2,344   $     864
                                                      1994     $  109,833     $     65,092          0       $   2,504   $     864

Rodney P. Ehrlich.................................    1996     $  151,563     $          0      3,200       $   2,248   $     864
Vice President-Engineering                            1995     $  126,042     $     44,808      8,000       $   2,344   $     522
                                                      1994     $  109,833     $     65,092          0       $   2,504   $     522

(1) "All Other Compensation" consists of (i) contributions to the Corporation's 401(k) Plan on behalf of all of the Named Officers, and
     (ii) payments by the Corporation with respect to term life insurance for the benefit of the Named Officers.

(2) See the Report on Executive Compensation below for a description of the Bonus Plan.

Option Grants

       Shown below is information on grants to the Named Officers of stock options pursuant to the Corporation's 1992 Stock Option Plan during the year ended December 31, 1996.

                                                                        Individual Grants
                                     --------------------------------------------------------------------------------
                                                                                                 Potential Realizable Value at
                             Number of      Percentage of                                           Assumed Annual Rates of
                             Securities     Total Options                                          Stock Price Appreciation
                             Underlying      Granted to         Exercise or                           For Option Term (3)
                              Options         Employees         Base Price     Expiration        ----------------------------
       Name                  Granted(1)        in 1996        (per share)(2)      Date             5%($)               10%($)
       ----                  ----------     --------------    --------------   ----------        -------               ------
Donald J. Ehrlich..........    3,200            1.8%          $    19.00        12/12/06         $99,037              $157,700
Lawrence J. Gross..........    3,200            1.8%          $    19.00        12/12/06          99,037               157,700
Richard E. Dessimoz........    3,200            1.8%          $    19.00        12/12/06          99,037               157,700
Mark R. Holden.............    3,200            1.8%          $    19.00        12/12/06          99,037               157,700
Charles R. Ehrlich.........    3,200            1.8%          $    19.00        12/12/06          99,037               157,700
Rodney P. Ehrlich..........    3,200            1.8%          $    19.00        12/12/06          99,037               157,700

(1) Options become exercisable ratably beginning one year from date of grant through five years of date of grant.
(2) Options were granted at fair market value on the date of grant.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from December 12, 1996 (the date of grant) to December 12, 2006 (the date of expiration of such options) of 5% and 10%. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

Option Fiscal Year-End Values

Shown below is information with respect to the unexercised options to purchase the Corporation's Common Stock granted under the 1992 Stock Option Plan. None of the Named Officers exercised any stock options during the fiscal year ended December 31, 1996.

                                                                             Number of                     Value of Unexercised
                                                                           Unexercised                  In-the-Money Options Options
                                                                      Held at December 31, 1996            at December 31, 1996 (1)
                                                                      -------------------------          ---------------------------
Name                                                                  Exercisable Unexercisable          Exercisable   Unexercisable
----                                                                  ----------- -------------          -----------   -------------

Donald J. Ehrlich..............................................          95,000        133,200          $     35,640    $   23,760
Lawrence J. Gross..............................................          18,100         15,600                14,064         5,001
Richard E. Dessimoz............................................          18,100         15,600                14,064         5,001
Mark R. Holden.................................................          13,000         13,200                 9,826         3,050
Charles R. Ehrlich.............................................          13,000         13,200                 9,826         3,050
Rodney P. Ehrlich..............................................          13,000         13,200                 9,826         3,050

(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on that date ($18.375 per share).

Compensation Committee Report on Executive Compensation

        During 1996, decisions on cash compensation and stock options of the Corporation's executive officers were made by the Compensation Committee of the Board of Directors, which has furnished the following report on its policies. This report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended or the 1934 Act.

     Compensation Policies Toward Executive Officers

     The Corporation's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Officers as well as the other executive officers is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Corporation's Common Stock.

     Base Salary. Each year the Compensation Committee fixes the base salaries of each of the executive officers and that of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

     Annual Bonus Plan. The amount of annual bonuses paid to the executive officers under the Corporation's bonus program (the "Bonus Plan") depends mainly upon whether, and the extent to which, the Corporation achieved certain pre-established working capital, profit and specific strategic objectives. Under the Bonus Plan, the Corporation has established for each participant a percentage of his annual base salary which is to be the participant's standard bonus percentage (the "Standard Bonus Percentage"). The Standard Bonus Percentages are reviewed each year by the Compensation Committee and changes are made when deemed necessary.

     Generally, if the Corporation achieves its working capital, profit and specific strategic objectives, each Bonus Plan participant will accrue a bonus for the year which is equal to his Standard Bonus Percentage of his base pay for the year. If the Corporation's performance is 25% below its objectives, each participant accrues a bonus equal to half of his Standard Bonus Percentage of base pay. If the Corporation's performance is 10%, 20%, 30%, 40%, or 50% above its objectives, each participant accrues a bonus equal to 120%, 140%, 160%, 180% or 200% of his Standard Bonus Percentage of base pay, respectively. Bonuses are prorated for Corporation performance which falls between these achievement percentages. After the bonus percentage is computed for each Bonus Plan participant, the Compensation Committee may in its discretion increase or decrease the percentage, based upon individual performance. Bonuses are paid to participants in the calendar year following the year in which bonuses are accrued by the participants. For 1996, the Corporation achieved 42% of its targeted objectives. As a result, there were no bonuses paid out for 1996. Bonuses for 1994, 1995 and 1996 for each of the Named Officers appear under the caption "Bonus" in the Summary Compensation Table on page 4.

     Long Term Compensation Through Stock Options. In 1992, the Corporation adopted its 1992 Stock Option Plan (the "1992 Plan") to provide for discretionary grants of stock options to employees as a means of achieving the goal of creating long-term compensation incentives. During 1996, the 1992 Plan was administered by the Compensation Committee. Options granted to employees under the 1992 Plan vest cumulatively to the extent of one-fifth of the amount granted on each of the first five anniversary dates of the date of effectiveness of such grants. Individual option grants were made by the Compensation Committee based upon the Compensation Committee's deliberations as to the individual's contribution to the Corporation, overall level of compensation and seniority. Options granted in 1996 had an exercise price of $19.00 per share, which was the fair market value at the time of grant.

     Mr. Ehrlich's 1996 Compensation

     Mr. Ehrlich generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and grants of options. The Compensation Committee's general approach in setting Mr. Ehrlich's compensation is to be competitive with other companies in the industry, but to have a large portion of his salary based upon the Corporation's performance.

                                Submitted by the
                                Members of the Compensation Committee

                                John T. Hackett
                                Ludvik F. Koci

                  Shareholder Return Performance Presentation

     The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the S&P 500 Composite Index and the Dow Jones Transportation Index. This graph is not deemed to be "solicited material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended or the 1934 Act.

              Comparison of Cumulative Total Return to Shareholders
                   December 31, 1991 through December 31, 1996
              Among Wabash National Corporation, the S&P 500 Index
                     and the Dow Jones Transportation Index

                     (return assumes dividend reinvestment)

                           [LINE GRAPH APEARS HERE]

                        WNC                S&P 500           D.J. TRANSPORT
                  INDEX    RETURN      INDEX     RETURN      INDEX      RETURN
   12/31/91       16.50    100.00      429.29    100.00      1358.00    100.00
   12/31/92       16.58    100.51      448.10    104.38      1449.19    106.71
   12/31/93       22.73    137.78      479.02    111.58      1762.31    129.77
   12/31/94       39.08    236.85      472.46    110.06      1455.00    107.14
   12/31/95       22.48    136.21      629.73    146.69      1981.00    145.88
   12/31/96       18.49    112.09      755.65    176.02      2255.63    166.10

           Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisting of John T. Hackett and Ludvik F. Koci determined the Corporation's cash compensation policies for executive officers during 1996 and administered the 1992 Stock Option Plan pursuant to the provisions of the 1992 Plan.

                  Proposal to Amend the 1992 Stock Option Plan

General

     The Board of Directors has approved and is proposing for stockholder approval the Wabash National Corporation Amended 1992 Stock Option Plan ("the Plan"). The purpose of the Plan, as amended, is to enable eligible employees and directors of the Corporation or any of its subsidiaries, to purchase shares of the Corporation's Common Stock and thus to encourage stock ownership by employees and officers of the Corporation and directors and to encourage the continued provision of services by employees, officers and directors. The amendment to the Plan increases the authorized shares reserved for issuance under the Plan, authorizes broker-assisted option exercises, provides that options covering all of the shares reserved for issuance under the Plan may be granted to any officer or other individual during the term of the Plan and eliminates the requirement for shareholder approval of Plan amendments.

     The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Plan, as amended. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to adopt the Plan.

            The Board of Directors recommends a vote FOR Proposal 2.

1992 Stock Option Plan

     The following summary of the Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Exhibit A and is incorporated herein by reference.

Description of the Plan

     The Plan provides for the grant of non-qualifying options and stock appreciation rights (SARs) to directors and employees of the Corporation and its subsidiaries.

     The Plan is administered by the Compensation Committee, which consists of two outside directors appointed by the Board of Directors. The Compensation Committee makes all determinations concerning the employees of the Corporation and its subsidiaries to whom non-qualifying options and SARs will be granted. The Plan has a "formula" feature providing for automatic grants of non-qualifying stock options to non-employee directors of the Corporation. Each non-employee director who commences service as a director after January 1, 1994 is granted an initial option to purchase 7,500 shares of Common Stock. A non-employee director is also granted an additional option to purchase 1,500 shares of Common Stock immediately after each subsequent annual meeting of the Corporation's stockholders in each of the following years he or she has served as director for at least one year and is then serving as a director.

     The option exercise price for non-qualifying stock options granted under the Plan is set by the Compensation Committee and shall not be less than 85% of fair market value of the shares of Common Stock. The maximum option term is 10 years. The option exercise price for non-qualifying stock options granted to non-employee directors is 100% of fair market value of the shares of Common Stock, and the option term is 10 years. Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. If there is a change of control of the Corporation, all outstanding options become exercisable. Options covering all of the shares reserved for issuance under the Plan may be granted to any officer or other individual during the term of the Plan. No options may be granted more than 10 years after the effective date of the Plan.

     Payment for shares purchased under the Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price or cash for any difference. Subject to shareholder approval, options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

     If an employee's or other individual's service with the Corporation or its subsidiaries terminates by reason of death his or her options, to the extent then exercisable, may be exercised within one year after such death unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). If an employee's service terminates for any reason other than death or disability, options held by such optionee terminate 30 days after the date of such termination unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). Options granted to non-employee directors do not terminate on termination of service as a director.

     In the event of any change in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease of such shares, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

     In the event the Corporation is the surviving or resulting corporation in any merger, sale of assets or stock, consolidation or corporate reorganization, any award granted under the Plan will pertain to and apply to the securities to which a holder of Common Stock would have been entitled. In the event the Corporation shall not be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation or corporate reorganization, the successor corporation may, but is not required to, issue substitute awards so as to substantially preserve the rights and benefits of participants under the Plan.

     The Board of Directors may amend the Plan with respect to shares of the Common Stock as to which options have not been granted. The Board of Directors at any time may terminate or suspend the Plan. Unless previously terminated, this Plan will terminate automatically on June 30, 2002. No termination, suspension or amendment of this Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option. The Federal income tax consequences of the Plan are discussed below. See "Federal Income Tax Consequences of Stock Option Plan."

     As adopted by the Board and approved by the shareholders in 1992, the Plan provides that grants may be made with respect to no more than 750,000 shares of Common Stock in the aggregate. The aggregate grants made since the Plan was adopted have used 645,000 shares originally authorized for grants under the Plan.

     The amendment to the Plan authorizes an additional 1,000,000 shares of Common Stock for grants under the Plan. These shares are necessary to provide for future grants of options under the Plan. The amendment is intended to further the purpose of the Plan as approved by the shareholders which is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, other key employees and other individuals by facilitating their purchase of a stock interest in the Corporation. In the judgment of the Board of Directors, an initial or increased option will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of officers, other key employees and other individuals with those of the stockholders.

Federal Income Tax Consequences of the Stock Option Plan

     The grant of an option is not a taxable event for the optionee or the Corporation. Upon exercising a non-qualifying (i.e. non-incentive) option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on this disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If, pursuant to an option agreement, the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However; fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income. Under current federal income tax law, for 1993 and subsequent years, the highest tax rate on ordinary income is 39.6% and long-term capital gains are subject a maximum tax rate of 28%. Gain on a sale of stock acquired as a consequence of the exercise of an option should qualify as long-term if the stock has been held for more than one year (after exercise). Because of certain provisions in the law relating to the "phase out" of personal exemptions and certain limitations on itemized deductions, the federal income tax consequences to a particular taxpayer of receiving additional amounts of ordinary income or capital gain may be greater than would be indicated by application of the foregoing tax rates to the additional amount of income or gain.

        An optionee will recognize ordinary income in the amount received on exercise of SARs.

                 Provisions of the Certificate of Incorporation
                           with Anti-Takeover Effects

Authorized Shares of Capital Stock

     The Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Common Stock, 18,910,923 shares of which were issued and outstanding as of February 28, 1997, and up to 25,000,000 shares of Preferred Stock, none of which were outstanding as of February 28, 1997. Additional shares of Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. In addition, such shares of Preferred Stock, together with authorized but unissued shares of Common Stock, could also represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of the Corporation's stockholders.

     On November 7, 1995, the Board of Directors adopted a Stockholder Rights Plan (the "Plan"). The Plan is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interest of shareholders.

     Under the terms of the Plan, each share of Common Stock is accompanied by one right; each right entitles the shareholder to purchase from the Company, one one-thousandth of a newly issued share of Series A Preferred Stock at an exercise price of $120.

     The rights become exercisable ten days after a public announcement that an acquiring person or group (as defined in the Plan) has acquired 20% or more of the outstanding Common Stock of the Company (the Stock Acquisition Date) or ten days after the commencement of a tender offer which would result in a person owning 20% or more of such shares. The Company can redeem the rights for $.01 per right at any time until ten days following the Stock Acquisition Date (the 10-day period can be shortened or lengthened by the Company). The rights will expire in November 2005, unless redeemed earlier by the Company.

     If, subsequent to the rights becoming exercisable, the Company is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of the Acquiring Company with a market value equal to twice the exercise price of each right. Alternatively, if a 20% holder acquires the Company by means of a merger in which the Company and its stock survives, or if any person acquires 20% or more of the Company's Common Stock, each right not owned by a 20% or more shareholder, would become exercisable for Common Stock of the Company (or, in certain circumstances, other consideration) having a market value equal to twice the exercise price of the right.

                               Voting Procedures

     Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

     Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                        Independent Public Accountants

     The accounting firm of Arthur Andersen LLP has acted as the Corporation's independent public accountants for the year ended December 31, 1996 and has been selected by the Board of Directors to act as such for 1997. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

                             Stockholder Proposals

     All stockholder proposals intended to be considered for inclusion in the Company's proxy material for the 1998 Annual Meeting of the Corporation must be received at the Company's principal executive offices no later than December 11, 1997 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

                                  Other Matters

        Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their best judgment.

                                         By Order of the Board of Directors

                                         /s/ John R. Gambs

                                         JOHN R. GAMBS
                                         Secretary

March 26, 1997

                                                                       EXHIBIT A
                                                                       ---------

           WABASH NATIONAL CORPORATION AMENDED 1992 STOCK OPTION PLAN



SECTION ONE.  PURPOSE OF PLAN

           The purpose of the Wabash National Corporation Amended 1992 Stock Option Plan is to increase the ownership of Wabash National Corporation Stock by certain of the Company's directors and those key employees of the Company who contribute to the continued growth, development and financial success of the Company and its Subsidiaries, and to attract and retain such directors and employees and reward them for the Company's continued profitable performance. This plan shall consist of grants of Non-Qualified Stock Options and Stock Appreciation Rights.


SECTION TWO.  DEFINITIONS

        A. "Award" means, individually or collectively, Non-Qualified Stock Options or Stock Appreciation Rights.

        B. "Board" means the Board of Directors of the Company.

        C. "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

        D. "Committee" means the Committee of the Board referred to in Section Four, elected and designated from time to time by the Board to administer the Plan.

        E. "Company" means Wabash National Corporation or any successors as described in Section Twelve.

        F. "Date of Disability" means the date on which a Participant is classified as Disabled.

        G. "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

        H. "Director" means a member of the Board who is not also an employee of the Company or a Subsidiary.

        I. "Disability" or "Disabled" means the classification of a Participant as "disabled" pursuant to any long term disability plan of the Company or a Subsidiary, or any amendment or successor provision to such plan.

        J. "Early Retirement" means the retirement of an employee under a retirement or pension plan of the Company or a Subsidiary prior to the Normal Retirement Date.

        K. "Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six.

        L. If the Stock is listed on a national securities exchange, "Fair Market Value" shall be determined on the basis of the last sale price of the Stock as of the Date of Grant on the New York Stock Exchange or such other national securities exchange as the Stock is then being traded, or if the Stock is not traded on such date, as of the date nearest preceding the Date of Grant. If the Stock is not traded on a national securities exchange, "Fair Market Value" shall be determined on the basis of the average of the bid and asked prices for such Stock on the Date of Grant, as reported by a recognized quotation service, or if there are no quotations on the Date of Grant, on the date nearest preceding on which quotations are reported. In the absence of such quotations or if the Common Stock is not publicly traded, "Fair Market Value" shall be determined by the Committee.

        M. "Fiscal Quarter Date" means March 31, June 30, September 30, or December 31 of any year, or such other dates as the Company may, from time to time, elect as the end dates of fiscal quarters of the Company.

        N. "Insider" means an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934.

        O. "Non-Qualified Stock Option" means an Option which is not qualified under Section 422 of the Code and which is granted under Section Seven.

        P. "Normal Retirement Date" is the normal retirement date as described in the Company's or Subsidiary's retirement or pension plan.

        Q. "Participant" means an Eligible Employee who has been granted an Award under this Plan.

        R. "Plan" means this Wabash National Corporation Amended 1992 Stock Option Plan.

        S. "Retirement" means retirement under a retirement or pension plan of the Company or a Subsidiary on or after the Normal Retirement Date.

        T. "Stock" means the Common Stock of the Company including authorized but unissued shares and shares held in the treasury of the Company.

        U. "Stock Option Agreement" means an agreement with respect to Non-Qualified Stock Options and Stock Appreciation Rights as described in Section Nine.

        V. "Stock Appreciation Right" means an Award granted under Section
Eight.

        W. "Subsidiary" means any corporation of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

        X. "Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries except in the event of death, Disability, Retirement, or Early Retirement.

        Y. "Additional Option" means any Option other than an Initial Option.

        Z. "Commencement of Service" means the date of election of the Director to his or her first term as a Director.

        AA. "Effective Date" means May 8, 1997.

        BB. "Initial Option" means an Option received by a Director as of the Effective Date or thereafter as of a Director's Commencement of Service.

        CC. "Option" means any option to purchase one or more Shares pursuant to the Plan including both Initial Options and Additional Options.


SECTION THREE.  EFFECTIVE DATE, DURATION, AND SHAREHOLDER APPROVAL

        A. Effective Date and Stockholder Approval. Subject to the approval of this Plan by a majority of the outstanding shares of Stock voted at the 1992 Annual Meeting of Shareholders, this Plan shall be effective as of

June 30, 1992. Subject to the approval of the amendment of this Plan by a majority of the outstanding shares of Stock voted at the 1997 Annual Meeting of Shareholders, the Plan, as amended, shall be effective as of May 8, 1997.

        B. Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after June 30, 1992.

        C. Termination. This plan may be terminated as provided in Section Thirteen, but shall continue in effect until all matters relating to the payment of Awards and administration of this Plan have been settled.


SECTION FOUR.  ADMINISTRATION

        This Plan shall be administered by a Committee designated by the Board consisting of not less than two members of the Board, each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3 under Securities Exchange Act of 1934, as now in effect or as hereafter amended. Except as otherwise provided by the Board or hereunder, such Committee shall have all powers respecting this Plan. Except where the Plan specifically reserves administrative power or authority to the Board, questions of interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby.


SECTION FIVE.  GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES OF STOCK
AWARDED

        The Committee may, from time to time, grant Awards of Stock to one or more Directors or Eligible Employees; provided that, (i) subject to any adjustment pursuant to Section Eleven or Twelve, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed 1,750,000 shares; (ii) to the extent that an Award lapses or the rights of the participant to whom it was granted terminate, any shares of stock subject to such Award shall again be available for the grant of an Award hereunder; and (iii) shares ceasing to be subject to an Award because of the exercise of a Non-Qualified Stock Option and Stock Appreciation Right shall no longer be available for the grant of an Award hereunder. In determining the size of Awards, the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Stock at the time of Awards and such other consideration as it deems appropriate.


SECTION SIX.  ELIGIBILITY

        Key employees of the Company and its Subsidiaries and Directors who, in the opinion of the Committee, contribute to the continued growth, development and financial success of the Company or its Subsidiaries shall be eligible to be granted Awards under this Plan. Subject to the provisions of this Plan, the Committee shall from time to time select from the Directors and Eligible Employees those to whom awards shall be granted and determine the size of the Awards. No officer or employee of the Company or its Subsidiaries or Directors shall have any rights to be granted an Award under this plan.


SECTION SEVEN.  NON-QUALIFIED STOCK OPTIONS

        A. Grants of Non-Qualified Stock Options. An Award pursuant to this Section Seven shall be granted to a Participant in the form of Non-Qualified Stock Options to purchase Stock.

        B. Limitations on Non-Qualified Stock Options. The Committee may choose to grant a Participant Non-Qualified Stock Options subject to guidelines adopted by the Board or the Committee with respect to the timing and size of such Non-Qualified Stock Options. In addition, the Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Board or the Committee. The rights of a Participant to exercise a Non-Qualified Stock Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right. In the discretion of the Board or the Committee, the Company may agree to repurchase Non-Qualified Stock Options for cash; provided, however, that no Non-Qualified Stock Options shall be repurchased by the Company from an insider for cash within six months of the Award to the insider of such Non-Qualified Stock Option hereunder. The Board or the Committee may grant Awards covering up to the entire number of shares available for issuance under the Plan (as determined under Section 5) to any one Participant or to several Participants, in the sole discretion of the Board or the Committee.


SECTION EIGHT.  STOCK APPRECIATION RIGHTS

        A. Grants of Stock Appreciation Rights. An Award pursuant to this Section Eight may only be granted to a Participant who has been granted a Non-Qualified Stock Option pursuant to Section Seven. Each such Stock Appreciation Right shall relate to a specific Option granted and may be granted concurrently with the Non-Qualified Stock Option to which it relates or at any time prior to the exercise, termination or expiration of such Non-Qualified Stock Option.

        For the purposes of this Plan, the term "Stock Appreciation Right" means the right to receive from the Company, upon surrender of the Non-Qualified Stock Option or a portion thereof without payment to the Company, an amount equal to the Fair Market Value on the exercise date of the total number of Shares for which the Stock Appreciation Right is exercised, less the exercise price which the Participant would have otherwise been required to pay upon purchase of the relevant shares.

        A Stock Appreciation Right shall be payable by the Company upon exercise of such right in cash or Stock, or in any combination thereof, as the Board or the Committee in its sole discretion may determine.

        B. Limitations on Stock Appreciation Rights. In no event shall the total number of shares of Stock which may be paid to the Participant pursuant to the exercise of a Stock Appreciation Right exceed the total number of shares subject to the related Non-Qualified Stock Option. The Board or the Committee may fix, with respect to Stock Appreciation Rights granted under this Plan, such waiting periods, exercise dates or other limitations as it shall deem appropriate, except that a Stock Appreciation Right shall only be exercisable during such time as the related Non-Qualified Stock Option could be exercised. In addition, the Board or the Committee may impose a total prohibition on the exercise of Stock Appreciation Rights for such period or periods as it, in its sole discretion, deems to be in the best interest of the Company.


SECTION NINE.  TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS

        Non-Qualified Stock Options and Stock Appreciation Rights shall be evidenced by Stock Option Agreements in such form as the Board or the Committee shall, from time to time, approve. A Stock Appreciation Right shall be evidenced by an agreement incorporated in or amending the Stock Option Agreement to which such right relates. Such agreements shall comply with and be subject to the following terms and conditions:

        A. Medium of Payment. Upon exercise of the Non-Qualified Stock Option, the Option price shall be payable either (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or (ii) in the discretion of the Board or the Committee, through the delivery of shares of Stock with a Fair Market Value equal to the total option price, or (iii) by a combination of the methods described in (i) and (ii); provided, however, that in the case of an Option purchase which is paid by an insider in whole or in part by the delivery of shares of Stock, the Stock acquired in the exercise shall not be disposed by the insiders for a six month period commencing on the date on which the insider acquired the Stock tendered in connection with such exercise or any other Stock. Payment in full of the Option price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Corporation) equal to the Option price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares.

        B. Number of Shares. The Stock Option Agreement shall state the total number of shares to which it pertains.

        C. Option Price. The option price shall be not less than 85% of the Fair Market Value of the shares of Stock on the date of the granting of the Option.

        D. Term of Non-Qualified Stock Options and Stock Appreciation Rights. Each Non-Qualified Stock Option and related Stock Appreciation Right granted under this Plan shall expire not more than 10 years from the date the Option is granted.

        E. Date of Exercise. Except for such limitations as may be provided by the Board or the Committee in its discretion pursuant to Sections Seven and Eight, any Options or Stock Appreciation Right may be exercised in whole at any time or in part from time to time during its term; provided, however, that the exercise of a Stock Appreciation Right by an insider hereunder for cash shall be permitted only (i) on or after November 8, 1992 and (ii) pursuant to an election made during the period beginning on the third business day following the date of release for publication by the Company of quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date.

        F. Forfeiture or Exercise of Non-Qualified Stock Option and Stock Appreciation Right--Employees. In the event a Participant who is an Employee of the Company or Subsidiary ceases employment with the Company or the Subsidiary prior to exercise of the Participants Non-Qualified Stock Option and Stock Appreciation Right, such Non-Qualified Stock Option and Stock Appreciation Right shall be forfeited and terminated or be exercised only as follows:

        (i) Termination. If Termination is at the Participant's request or for gross misconduct at the Company's request and in the Company's sole discretion, the Participant's Non-Qualified Stock Option and Stock Appreciation Right shall be forfeited immediately. If Termination is for reasons other than at the Participant's request or for gross misconduct at the Company's request and in the Company's sole discretion, the Participant's Non-Qualified Stock Option and Stock Appreciation Right may thereafter be exercised for a period of 30 days from the date of Termination to the extent to which they were exercisable on the date of Termination.

        (ii) Retirement. In the event of Retirement, the Participant shall have the right, subject to the provisions of Section Nine and Fourteen, to exercise his Non-Qualified Stock Option and Stock Appreciation Right within 12 months of the Participant's Normal Retirement Date, or if later the date of his or her Retirement.

        (iii) Early Retirement. If Early Retirement is at the Participant's request, the Non-Qualified Stock Option and Stock Appreciation Right shall be forfeited on the Early Retirement Date unless the Board or the Committee in its discretion decides that the Non-Qualified Stock Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date. If Early Retirement is at the Company's request, the Non-Qualified Stock Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date.

        (iv) Disability. Upon a Participant's Disability, the Participant's Non-Qualified Stock Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date.

        (v) Death. If the Participant shall die while in the employment of the Company or within the period of time after Retirement during which the Participant would have been entitled to exercise his Non-Qualified Stock Option and Stock Appreciation Right, the Participant's estate, personal representative or beneficiary, whichever succeeds to the Participant's rights under the Plan, shall have the right to exercise such Non-Qualified Stock Option and Stock Appreciation Right within 12 months from the date of the Participant's death to the extent they were exercisable immediately prior to the Participant's death.

        G. Forfeiture or Exercise of Non-Qualified Stock Option and Stock Appreciation Right--Directors. In the event a Participant who is a Director ceases to be a Director prior to the exercise of the Participant's Non-Qualified Stock Option and Stock Appreciation Right, such Non-Qualified Stock Option and/or Stock Appreciation right may thereafter be exercised only for a period of thirty days from the date of such cessation of Director status and only to the extent to which such Non-Qualified Stock Option and Stock Appreciation Right were exercisable on the last day on which the Director was a Director.

        H. Agreement as to Sale of Securities. If, at the time of the exercise of any Non-Qualified Stock Option or Stock Appreciation Right for shares of Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant exercising the Non-Qualified Stock Option or Stock Appreciation Right shall agree to purchase the shares that are subject to the Non-Qualified Stock Option or Stock Appreciation Right for investment only and not with any present intention to resell the same and that if a Participant shall dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

        I. Other Provisions. Stock Option Agreements authorized under this Plan may contain such other provisions not inconsistent herewith as the Board or the Committee shall deem advisable, including a provision to reacquire Options for cash.


SECTION TEN. GRANT IN SUBSTITUTION FOR NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED BY OTHER CORPORATIONS

        Awards may be granted under this Plan from time to time in substitution for similar awards held by employees of corporations who become or are about to become key employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of 20% or more of the stock of the employing corporation causing it to become a Subsidiary. Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements under rule 16b-3 under the Securities Exchange Act of 1934, the terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the non-qualified stock options and stock appreciation rights in substitution for which they are granted.


SECTION ELEVEN.  CHANGES IN CAPITAL STRUCTURE

        In the event of any change in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease of such shares, then appropriate adjustments shall be made by the Board or the Committee with respect to outstanding Awards and the aggregate number of shares of stock which may be awarded pursuant to this

Plan. Additions to Awards issued as a result of any such change shall bear the same restrictions and carry the same terms as the Awards to which they relate.

        In the event of a change in the Company's Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or in par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Stock within the meaning of this Plan.


SECTION TWELVE.  COMPANY SUCCESSOR

        In the event the Company shall be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Board shall make such appropriate determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits both as to number of shares and otherwise, of Participants under this Plan.

        In the event the Company shall not be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), the successor corporation may, but shall not be required to, issue substitute awards so as to substantially preserve the rights and benefits of Participants under this Plan.


SECTION THIRTEEN.  AMENDMENT OF PLAN

        The Board may at any time and from time to time alter, amend, suspend or terminate this Plan in whole or in part, except no such action may be taken, without the consent of the Participant to whom any Award shall have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.


SECTION FOURTEEN.  MISCELLANEOUS PROVISIONS

        A. Non-Transferability. No benefit provided hereunder shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Payment shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant's authorized legal representative.

        B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as a Director, Officer, or Employee of the Company of any of its Subsidiaries.

        C. Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid any Federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payment. In the case of Awards paid in Stock, the Participant receiving such Stock may be required to pay to the Company or a Subsidiary an amount required to be withheld with respect to such Stock. At the request of a Participant, or as required by law, such sum as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

        D. Acceleration. Except as otherwise provided hereunder, the Board or the Committee may in its discretion accelerate the time at which a Non-Qualified Stock Option or Stock Appreciation Right granted hereunder may be exercised; provided, however, that, in the event of any such acceleration with respect to Non-Qualified Stock Options or Stock Appreciation Right held by an insider, at least six months shall elapse from the date of such acceleration and (i) in the case of a Non-Qualified Stock Option, to the later of the date of exercise of the Non-Qualified Stock Option or the disposition of the Stock acquired by exercising the Non-Qualified Stock Option, or (ii) in the case of a Stock Appreciation Right, the date of exercise of the Stock Appreciation Right.

        E. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up to fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

        F. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Stock awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

        G. Indemnification. Each person who is or at any time serves as a member of the Board of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan, provided, however, that no such person shall be entitled to indemnification hereunder for any loss, cost, liability or expense incurred by such person in his or her capacity as a Participant hereunder. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any rights of indemnification to which such persons may be entitled under the charter or by-laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

        H. Reliance on Reports. Each member of the Board or the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

        I. Governing Law. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

        J. Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any other pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary.

        K. Expenses. The expenses of implementing and administering this Plan shall be borne by the Company and its Subsidiaries.

        L. Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

SECTION FIFTEEN.  FORMULA GRANTS OF OPTIONS TO DIRECTORS

        A. Number of Shares and Grant Dates. On the Effective Date, each Director then serving on the Board shall be granted an Initial Option to purchase 1,500 shares of Stock. Each Director whose Commencement of Service is after the Effective Date shall be granted an Initial Option, as of the date of the Director's Commencement of Service, to purchase 7,500 shares of Stock. Thereafter, subject to the availability of shares of Stock, immediately following the annual election of Directors, each Director shall be granted an Additional Option to purchase 1,500 shares of Stock if he or she has served as a Director for one (1) year or more and is then serving as a Director on the Board. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

        B. Option Price. The Option Price of the shares of Stock covered by each Option granted pursuant to this Section 15 of the Plan shall be the Fair Market Value of such shares on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 11 hereof.

        C. Vesting of Options. Subject to the provisions of Section 15(D), the Initial and Additional options shall be vested upon the Grant Date.

        D. Option Period. An Option shall be exercisable only during the Option Period. The Option Period shall commence six months after the Grant Date shall end at the close of business on the tenth (10th) anniversary of the Grant Date. Termination of the Optionee's status as a Director for any reason shall not cause an Option to terminate. To the extent an Option is not exercisable on the date of such termination, it shall be forfeited and terminate.


SECTION SIXTEEN.  VESTING IN CONNECTION WITH A CHANGE IN CONTROL

        In the event of a Change in Control, all non-vested Options outstanding under the Plan shall immediately vest. A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election resulted from a vacancy on the Board caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting corporation; or (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of twenty percent (20%) or more of the total number of voting shares of the Company unless the Board has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Company.

PROXY                                                                     PROXY
                          WABASH NATIONAL CORPORATION
             Proxy Solicited on behalf of the Board of Directors
             Annual Meeting of Stockholders to be held May 8, 1997

     The undersigned hereby appoints Donald J. Ehrlich and Mark R. Holden, or either of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Wabash National Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 8, 1997, or any adjournment thereof, as follows:

  Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose.

                 (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------

                          WABASH NATIONAL CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.

                                                                                For    Withhold    For all
                                                                                All      All      (Except nominee(s) written below)
1. Election of Six Directors by all Stockholders--
   Nominees: Richard E. Dessimoz, Donald J. Ehrlich,                            [_]      [_]      [_]
   John T. Hackett, E. Hunter Harrison, Mark R. Holden                                                 -----------------------------
   and Ludvik F. Koci
                                                                                For    Against  Abstain
                                                                                [_]      [_]      [_]

2. Proposal to amend 1997 Stock Option Plan.


3. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

                                        Dated:                             ,1997
                                              -----------------------------

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as name appears in the box on the left. When signing as attorney, executor, administrator, trustee, or guardian, please give your title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person. If a joint account, please provide both signatures.

- - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!


                PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.